UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2008 (September 16, 2008)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

(Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2008, Beijing Zhangcheng Culture and Media Co., Ltd. (“Beijing Zhangcheng”), a majority owned Chinese subsidiary of China TransInfo Technology Corp. (the “Company”), entered into an equity transfer agreement (the “Equity Transfer Agreement”) with three individual shareholders, Sun Jian, Xin Yibo and Zhu Juntao (collectively, the “Transferors”), of Dalian Dajian Zhitong Information Service Co., Ltd. (“Dalian Dajian”) to purchase an 85% equity interest in Dalian Dajian from these three shareholders for a cash price of RMB 1,980,000 (approximately $289,000). Pursuant to the Equity Transfer Agreement, Beijing Zhangcheng will pay RMB 594,000 (approximately $86,700), which is 30% of the cash price, to the Transferors within seven (7) days following the execution of the Equity Transfer Agreement and RMB 1,089,000 (approximately $158,950), which is 55% of the cash price, to the Transferors within seven (7) days following the Transferors’ satisfaction of pre-closing conditions set forth in the Equity Transfer Agreement.

In addition, Beijing Zhangcheng will deposit the remaining 15% of the cash price, i.e., RMB 297,000 (approximately $43,350) (the “Escrow Amount”), into an escrow account for a year (the “Escrow Period”) to pay off any undisclosed liability of Dalian Dajian incurred before the execution of the Equity Transfer Agreement. The Transferors will be responsible for the part of liability that is over the Escrow Amount. If there is no undisclosed liability or the amount of undisclosed liability is less than the Escrow Amount, the balance of the Escrow Amount will be released to the Transferors at the end of the Escrow Period.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreement and is qualified in its entirety by reference to the Equity Transfer Agreement filed as Exhibit 10.1 to this current report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit	Description
10.1	Equity Transfer Agreement, dated September 16, 2008, by and among Beijing Zhangcheng Culture and Media Co., Ltd., Sun Jian, Xin Yibo and Zhu Juntao.

99.1	Press release, dated September 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: September 19, 2008

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Equity Transfer Agreement, dated September 16, 2008, by and among Beijing Zhangcheng Culture and Media Co., Ltd., Sun Jian, Xin Yibo and Zhu Juntao.

99.1	Press release, dated September 18, 2008.